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                                                                   EXHIBIT 10.12

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of January 14, 2002 (this "Amendment") is by and between BUCA, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories to the Credit Agreement defined below (individually, a "Bank" and, collectively, the "Banks"), BANK OF AMERICA, N.A., a national banking association ("BofA"), as one of the Banks and as agent for the Banks (in such capacity, the "Agent"), FLEET NATIONAL BANK, a national banking association ("Fleet"), as Documentation Agent and as one of the Banks, and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation ("Branch"), as one of the Banks.

                                    RECITALS
                                    --------

     A. The Agent, the Banks and the Borrower have entered into a Credit Agreement dated as of August 28, 2001, as amended by the First Amendment to Credit Agreement dated as of November 1, 2001 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     B. The Borrower has entered into an agreement to purchase certain assets of Vinny Testa's Restaurant Group, and has requested that the Banks (i) consent to and provide a $20,000,000 term loan to finance such purchase, and (ii) amend certain provisions contained in the Credit Agreement.

     C. The Banks have agreed to consent to such purchase, provide such financing, and amend certain provisions contained in the Credit Agreement, all subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

     Section 2 Amendments. The Credit Agreement is hereby amended or modified, as the case may be, as follows:

          Section 2.1 Definitions.


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               (a) The definitions of "Advance," "Applicable Fee Percentage,"
          "Applicable Margin," "Average Annual Comparable Restaurant Sales Growth," "Borrowing Base," "Commitments," "Comparable Restaurant," "Fiscal Year," "Loan," "Majority Banks," "Note," and "Revolving Commitment Ending Date" contained in Section 1.1 of the Credit Agreement are hereby amended in their entireties to read as follows:

               "Advance": Any portion of the outstanding Revolving Loans or Term Loan by a Bank as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

               "Applicable Fee Percentage": The Applicable Fee Percentage set forth in the table below as in effect from time to time determined based on the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower for which the Borrower has furnished the financial statements and reports required under Section 5.1(a) or 5.1(d), as applicable (adjustments to the Applicable Fee Percentage to become effective as of the first day of the month following receipt of the financial statements required under Section 5.1(a) or 5.1(d), as applicable):

          Cash Flow Leverage Ratio                  Applicable Fee Percentage
          ------------------------                  -------------------------

          Less than or equal to 2.50 to 1.00               0.500%

          Greater than 2.50 to 1.00 but
          less than or equal to 2.75 to 1.00               0.500%

          Greater than 2.75 to 1.00 but
          less than or equal to 3.00 to 1.00               0.500%

          Greater than 3.00 to 1.00                        0.500%

          Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Section 5.1(a) or 5.1(d), as applicable, for any fiscal quarter by the required date, the Applicable Fee Percentage shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than
          3.00 to 1.00 for the period from the first day of the fiscal quarter first occurring after such required date until the first day of the month following the month in which such financial statements and reports are delivered.


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               "Applicable Margin": Subject to the provisions of 2.5(a), the
          Applicable Margin set forth in the table below as in effect from time to time determined based on the Cash Flow Leverage Ratio calculated as of the end of the most recent fiscal quarter of the Borrower for which the Borrower has furnished the financial statements and reports required under Section 5.1(a) or 5.1(d), as applicable (adjustments to the Applicable Margin to become effective as of the first day of the month following receipt of the financial statements required under
          Section 5.1(a) or 5.1(d), as applicable):

                                                     Reference
                                                        Rate        Eurodollar
          Cash Flow Leverage Ratio                    Advances       Advances
          ------------------------                    --------       --------

          Less than or equal to 2.50 to 1.00           0.750%         2.250%

          Greater than 2.50 to 1.00 but
          less than or equal to 2.75 to 1.00           1.000%         2.500%

          Greater than 2.75 to 1.00 but
          less than or equal to 3.00 to 1.00           1.250%         2.750%

          Greater than 3.00 to 1.00                    1.500%         3.000%

          Notwithstanding the foregoing, if the Borrower has not furnished the financial statements and reports required under Section 5.1(a) or 5.1(d), as applicable, for any fiscal quarter by the required date, the Applicable Margin shall be calculated as if the Cash Flow Leverage Ratio as of the end of such fiscal quarter was greater than 3.00 to
          1.00 for the period from the first day of the fiscal quarter first occurring after such required date until the first day of the month following the month in which such financial statements and reports are delivered.

               "Average Annual Comparable Restaurant Sales Growth": For any date of determination, the percentage annual increase in Total Restaurant Sales for Comparable Restaurants calculated by comparing (a) Total Restaurant Sales for Comparable Restaurants for the twelve consecutive fiscal months ended on such date of determination, to (b) Total Restaurant Sales for Comparable Restaurants for the 12 consecutive fiscal months ended on the last day of the fiscal month which ended 12 fiscal months prior to such date of determination (the "Prior 12-Month Period"), in each case determined on a consolidated basis in accordance with GAAP; provided, however, that, for the purposes of subsection (a) above, Total Restaurant Sales shall be calculated in respect of Comparable


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          Vinny Testa's Restaurants only for full fiscal months occurring after the Second Amendment Closing Date and, for purposes of subsection (b) above, Total Restaurant Sales shall be calculated in respect of Comparable Vinny Testa's Restaurants only for the corresponding fiscal months included in the Prior 12-Month Period; provided, further, however, that the Total Restaurant Sales for Comparable Restaurants for each of the fiscal month ending September 30, 2001 and the fiscal month ending October 28, 2001 shall be deemed to equal the average of the Total Restaurant Sales for Comparable Restaurants for each of the twelve consecutive fiscal months ending August 26, 2001.

               "Borrowing Base": The product of (a) Annualized EBITDA times (b) 1.50.

               "Commitments": The Revolving Commitment and the Term Loan Commitment of each Bank.

               "Comparable Restaurant": Each Restaurant continuously owned and operated by the Borrower or a Subsidiary during the 24 fiscal months of the Borrower prior to the date of determination and each Comparable Vinny Testa's Restaurant.

               "Fiscal Year": The fiscal year of the Borrower, which ends on the last Sunday of each December. The fiscal quarters and the fiscal months of the Borrower through January, 2005 are set forth in Schedule 1.1-1.

               "Loan": The Revolving Loan or the Term Loan.

               "Majority Banks": At any time, Banks other than the Defaulting Banks whose Total Percentages aggregate at least 62.5% (with Total Percentages being computed without reference to the Revolving Commitment Amounts and Term Loan Commitment Amounts of Defaulting Banks).

               "Note": A Revolving Note or a Term Note.

               "Revolving Commitment Ending Date": January 14, 2005.

          (b) Section 1.1 of the Credit Agreement is further amended by adding the definitions "Additional Commitment Amount," "Comparable Vinny Testa's Restaurant," "Net Cash Proceeds," "Purchase Agreement," "Second Amendment," "Second Amendment Closing Date," "Term Loan," "Term Loan Commitment," "Term Loan Commitment Amount," "Term Loan Percentage," "Term Note," "Total Percentage," "Total Term Loan Commitment Amount," "Vinny Testa's," and "Vinny Testa's Acquisition" thereto in the correct alphabetical order as follows:


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               "Additional Commitment Amount": As defined in Section 2.7(c).

               "Comparable Vinny Testa's Restaurant": Each Restaurant acquired pursuant to the Purchase Agreement that has been continuously owned and operated by Vinny Testa's and/or the Borrower or a Subsidiary during the 24 fiscal months of the Borrower prior to the date of determination.

               "Net Cash Proceeds": The gross cash proceeds (including cash payments received by way of deferred payment of principal of a note or an installment receivable and the cash realization of any non-cash proceeds) received by the Borrower or any Subsidiary with respect to
          (i) the sale or disposition of assets by the Borrower or such Subsidiary, or (ii) the issuance of Indebtedness or Equity Interests by the Borrower or such Subsidiary, less the actual cash expenses and taxes paid or, with the prior written approval of the Agent (which shall not be unreasonably withheld), to be paid by the Borrower or such Subsidiary in connection with such disposition or issuance.

               "Purchase Agreement": The Asset Purchase Agreement (the "Purchase Agreement") dated as of December 17, 2001 between VT Administrative, Inc., a Massachusetts corporation, Back Bay Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Beacon Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Danvers Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Dedham Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Exton Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Lexington Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Natick Restaurant Associates Limited Partnership, a Massachusetts limited partnership, S & S Restaurant Associates Limited Partnership, a Massachusetts limited partnership, Wynnewood Restaurant Associates Limited Partnership, a Massachusetts limited partnership, First Beacon Operating Corp., a Massachusetts corporation, First Cole Corp., a Pennsylvania corporation, First Jordan Corporation, a Massachusetts corporation, First Julian Corporation, a Massachusetts corporation, First Lee Corporation, a Massachusetts corporation, First Michaella Corp., a Massachusetts corporation, Seekonk Operating Corp., a Massachusetts corporation, Shrewsbury Operating Corp., a Massachusetts corporation, First Taylor Corporation, a Massachusetts corporation, and Beacon Street Realty Trust, a Massachusetts nominee trust (collectively, the "Sellers"), and Martin


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          Bloom, Laurel Bloom, Richard Tanz and Carole Bloom and the Borrower,
          relating to the purchase of certain assets of Vinny Testa's.

               "Second Amendment": The Second Amendment to Credit Agreement dated as of January 14, 2002, by and between the Borrower, the Agent and the Banks.

               "Second Amendment Closing Date": January 14, 2002.

               "Term Loan": As defined in Section 2.1.

               "Term Loan Commitment": With respect to a Bank, the agreement of such Bank to make a Term Loan to the Borrower in an aggregate principal amount not to exceed such Bank's Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

               "Term Loan Commitment Amount": With respect to a Bank, initially the amount set forth in Schedule 1.1 hereto, as the same may be reduced from time to time pursuant to Section 2.7.

               "Term Loan Percentage": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the amount of the Term Loan Commitment of such Bank and the denominator of which is the Total Term Loan Commitment Amount.

               "Term Note": A promissory note of the Borrower in the form of
          Exhibit 1.1-4A.

               "Total Percentage": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank and the Term Loan Commitment Amount of such Bank and the denominator of which is the sum of the Total Revolving Commitment Amount and the Total Term Loan Commitment Amount.

               "Total Term Loan Commitment Amount": The sum of the Term Loan Commitment Amounts.

               "Vinny Testa's": Vinny Testa's Restaurant Group.

               "Vinny Testa's Acquisition": The Borrower's acquisition of certain assets of Vinny Testa's pursuant to the Purchase Agreement.


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          Section 2.2 Lending Commitments. Section 2.1 of the Credit Agreement
     is amended by (i) adding the phrase "in respect of its Revolving Commitment" after the term "Advances" wherever such term appears therein, and (ii) adding thereto the following subsection (c):

               (c) Term Loans. On the terms and subject to the conditions hereof, each Bank severally agrees to make a term loan (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower on the Second Amendment Closing Date in an amount from each Bank equal to its Term Loan Commitment Amount.

          Section 2.3 Procedure for Loans; Notes. Sections 2.2 and 2.3 of the Credit Agreement are amended in their entireties to read as follows:

               2.2 Procedure for Loans.

               (a) Procedure for Revolving Loans. Any request by the Borrower for an Advance on the Revolving Loan hereunder shall be in writing or by telephone and must be given so as to be received by the Agent not later than 12:00 noon (Chicago time) three Eurodollar Business Days prior to the requested Advance Date if the Revolving Loans (or any portion thereof) are requested as Eurodollar Rate Advances and not later than 12:00 noon (Chicago time) on the requested Advance Date if the Advances are requested as Reference Rate Advances. Each request for an Advance on the Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance Date and after giving effect to the requested Advance the applicable conditions specified in Article III have been and will be satisfied. Each request for an Advance on the Revolving Loans hereunder shall specify (a) the requested Advance Date and (b) the amount of the Advance which shall be in a minimum amount of $500,000 in the aggregate for all Banks, (c) whether such Advances are to be funded as Reference Rate Advances or Eurodollar Rate Advances (and, if such Advances are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (d) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent may rely on any telephone request for an Advance on the Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephone request. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share of the requested Advances, and each Bank shall provide its share of the requested Advances to the Agent in Immediately Available Funds not later than 2:00 p.m., (Chicago time) on the requested Advance Date. Unless the Agent determines that any applicable condition specified in
          Article III has not been satisfied, the Agent will make


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          available to the Borrower at the Agent's principal office in Chicago,
          Illinois in Immediately Available Funds not later than 5:00 p.m. (Chicago time) on the requested Advance Date the amount of the requested Advances. If the Agent has made an Advance on the Revolving Loans to the Borrower on behalf of a Bank but has not received the amount of such Advance from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Advance to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Advance (provided, however, that the Agent shall not make any Advance on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Advance). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Advance on the Revolving Loans, the Agent shall be entitled to recover such Advance, with interest thereon at the rate (or rates) then applicable to such Advance, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Advance in question accruing from the date the Agent made such Advance.

               (b) Procedure for Term Loans. Not later than 12:00 noon (Chicago time) three Eurodollar Business Days prior to the Second Amendment Closing Date if the Term Loans are requested as Eurodollar Rate Advances and not later than 12:00 noon (Chicago time) on the Second Amendment Closing Date if the Term Loans are requested as Prime Rate Advances, the Borrower shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on the Second Amendment Closing Date and after giving effect to the Term Loans the applicable conditions specified in Article III and the Second Amendment have been and will be satisfied. Such notice of borrowing shall specify (i) the Second Amendment Closing Date, (ii) whether such Term Loans are to be funded as Eurodollar Rate Advances or Prime Rate Advances, and (iii) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly notify each Bank of the receipt of such notice and the matters specified therein. On the Second Amendment Closing Date, each Bank shall provide to the Agent the amount of such Bank's Term Loan in Immediately Available Funds not later than 2:00 p.m. (Chicago time). Unless the Agent determines that any applicable condition specified in Article III or the Second Amendment has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Chicago, Illinois in Immediately Available


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

          Funds not later than 5:00 p.m. (Chicago time) on the Second Amendment Closing Date the requested Advances.

               Section 2.3 Notes. The Revolving Loans of each Bank shall be evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount. The Term Loan of each Bank shall be evidenced by a Term Note payable to the order of such Bank in the principal amount equal to such Bank's Term Loan Commitment Amount originally in effect. Upon receipt of each Bank's Notes from the Borrower, the Agent shall mail such Notes to such Bank. Each Bank shall enter in its records the amount of the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Borrower to enter into its records, a record of such Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Note payable to the order of each Bank shall be the aggregate amount of all Advances made by such Bank with respect to its Revolving Commitment, less all payments of principal thereof made by the Borrower, and the principal amount owing by the Borrower in respect of the Term Note payable to the order of each Bank shall be the aggregate amount of all Advances made by such Bank with respect to its Term Loan Commitment, less all payments of principal thereof made by the Borrower.

          Section 2.4 Interest Rates, Interest Payments and Default Interest.
     Section 2.5 of the Credit Agreement is amended by (i) re-naming subsection
     (a) thereof "The Revolving Loans," (ii) amending subsection (a)(iii) thereof in its entirety to read as follows:

               (iii) [INTENTIONALLY OMITTED.],

     (iii) re-numbering subsection (b) thereof, entitled "Lawful Interest," subsection (c), and (iv) adding thereto the following new subsection (b):

               (b) The Term Loans. Interest shall accrue and be payable on the Term Loans as follows:

                    (i) Subject to paragraph (iii) below, each Eurodollar Rate
               Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted Eurodollar Rate for such Interest Period, plus (B) the Applicable Margin.

                    (ii) Subject to paragraph (iii) below, each Reference Rate
               Advance shall bear interest on the unpaid principal amount


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               thereof at a varying rate per annum equal to the sum of (A) the
               Reference Rate, plus (B) the Applicable Margin.

                    (iii) Upon the occurrence and during the continuance of any
               Event of Default, each Advance shall, at the option of the Majority Banks and upon written notice to the Borrower, bear interest on the unpaid principal amount thereof at a rate per annum equal to the sum of the rate applicable to such Advance, but for the provisions of this clause (iii), plus 2.0%.

                    (iv) Interest shall be payable (A) with respect to each
               Eurodollar Rate Advance, on the last day of the Interest Period applicable thereto; (B) with respect to any Reference Rate Advance, on the first day of each month; (C) with respect to all Advances, upon any permitted prepayment (on the amount prepaid), and (D) with respect to all Advances, if any remain outstanding, on the earlier of (X) the third anniversary of the Second Amendment Closing Date, (Y) the date on which the Commitments are terminated pursuant to Section 7.2 or (Z) the date which the Total Term Loan Commitment Amount is reduced to zero pursuant to
               Section 2.7; provided that interest under Section 2.4(b)(iii) shall be payable on demand.

          Section 2.5 Mandatory Prepayments. Sections 2.6(a) and 2.6(b)(ii) of the Credit Agreement are amended by adding the phrase "on the Revolving Loans" after the terms "Advances," "Reference Rate Advances" and "Eurodollar Rate Advances" wherever those terms appear therein. In addition, Section 2.6(b)(i) of the Credit Agreement is amended in its entirety to read as follows:

               (i) Within one Business Day following the receipt thereof, the Borrower shall prepay to the Agent for the account of the Banks an amount equal to 100% of all Net Cash Proceeds from (A) the sale or disposition of assets by the Borrower or any Subsidiary not otherwise permitted by Section 6.2 hereof and sold with the consent of the Majority Banks (provided that, unless such consent of the Majority Banks requires such prepayment, no such prepayment shall be required to the extent such Net Cash Proceeds are, with the prior written approval of the Agent obtained by the Borrower prior to or concurrently with its receipt of such Net Cash Proceeds, which approval shall not be unreasonably withheld, reinvested or to be reinvested within sixty (60) days by the Borrower or a Subsidiary in the development of a new Restaurant or the maintenance or operation of an existing Restaurant), or (B) the issuance of Indebtedness (other than Indebtedness permitted by subsections (a) through (e) and (g) through (i) of Section 6.13 hereof) or Equity Interests (other than Excluded Equity Issuances) by the Borrower or any Subsidiary, to the extent such amount is necessary to reduce the aggregate unpaid principal balance of the Advances on the Term Loans, in the case of the sale or disposition of assets or the issuance of Indebtedness, or on the Revolving Loans, in the case of the issuance of Equity Interests, to $0. Any such prepayments received in respect of the issuance of Equity Interests shall be applied to the Revolving Loans in the same manner as repayments under clause (ii) of this Section 2.6(b). Any such prepayments received in respect of the sale or disposition of assets or the issuance of Indebtedness shall be applied to the Term Loans by reducing, on a pro rata basis, each remaining quarterly installment to be paid by the Borrower pursuant to Section 2.6(d). As used herein "Excluded Equity Issuances" shall mean (A) any issuances of common stock of the Borrower under, or upon the exercise of options granted under, the Borrower's 1996 Stock Incentive Plan, as amended, Stock Option Plan for Nonemployee Directors, as amended, and 2000 Stock Incentive Plan, as amended, or, with the prior written consent of the Majority Banks (which shall not be unreasonably withheld), any other stock-based incentive plan or arrangement for directors, officers or employees of or consultants to the Borrower or any of its Subsidiaries (collectively, the "Stock-Based Incentive Plans"), (B) any issuances of common stock of the Borrower upon the exercise of options granted to landlords of the Borrower or any of its Subsidiaries, (C) any issuances of Equity Interests of any Subsidiary to the Borrower or any other Subsidiary, and (D) any issuances of common stock of the Borrower under the BUCA, Inc. Employee Stock Purchase Plan, as amended, maintained by the Borrower. This provision shall not be deemed to permit any sale or disposition of assets or the issuance of any Indebtedness by the Borrower or any Subsidiary not otherwise permitted hereunder.

          Section 2.6 Prepayments. Section 2.6 of the Credit Agreement is further amended by adding thereto the following new subsection (d):

               (d) Repayment Terms. The unpaid principal balance of all Revolving Notes, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. Subject to
          Section 2.6(b)(i) and Section 2.7(b), the principal of the Term Loan shall be payable (i) on the last day of each fiscal quarter in quarterly installments of (A) $1,666,667 commencing on June 30, 2002 and ending on September 29, 2002, (B) $1,666,666 on December 29, 2002,
          (C) $1,750,000 commencing on March 30, 2003 and ending on December 28, 2003, and (D) $2,000,000 commencing on March 28, 2004 and ending on December 26, 2004, and (ii) with a final installment in an amount equal to the remaining principal balance of the Term Loan, if any, on the earlier of (X) the third anniversary of the Second Amendment Closing Date, (Y) the date on which the Commitments are terminated pursuant to Section 7.2 or (Z) the date which the Total Term Loan Commitment Amount is reduced to zero pursuant to Section 2.7.

          Section 2.7 Optional Reduction of Commitments. Section 2.7(a) of the Credit Agreement is amended by adding (i) the word "Revolving" before the term


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

     "Commitments" wherever such term appears therein, and (ii) the words "with respect to the Revolving Commitments" to the end of the last sentence of such section.

          Section 2.8 Mandatory Reduction of Commitments. Section 2.7(b) of the Credit Agreement is amended in its entirety to read as follows:

               (b) Mandatory Reduction of Commitments.

                    (i) Sale of Assets. The Term Loan Commitment Amounts shall be permanently reduced (ratably according to the Banks' then respective Term Loan Percentages) on each date of receipt by the Borrower or any Subsidiary of the Net Cash Proceeds from the sale or disposition of assets by the Borrower or any Subsidiary not otherwise permitted by Section 6.2 hereof and sold with the consent of the Majority Banks by the amount of such Net Cash Proceeds; provided that, unless such consent of the Majority Banks requires such reduction, no such reduction shall occur to the extent such proceeds are, with the prior written approval of the Agent (which shall not be unreasonably withheld) obtained by the Borrower prior to or concurrently with its receipt of such Net Cash Proceeds, reinvested or to be reinvested within sixty
               (60) days by the Borrower or a Subsidiary in the development of a new Restaurant or the maintenance or operation of an existing Restaurant.

                    (ii) Issuance of Indebtedness. The Term Loan Commitment
               Amounts shall be permanently reduced (ratably according to the Banks' then respective Term Loan Percentages) on each date of receipt by the Borrower or any Subsidiary of the Net Cash Proceeds from the issuance of any Indebtedness (other than Indebtedness permitted by subsections (a) through (e) and (g) through (i) of Section 6.13 hereof) by the Borrower or any Subsidiary by the amount of such Net Cash Proceeds.

          Section 2.9 Optional Increase of the Total Revolving Commitment Amount. Section 2.7(c)(i) of the Credit Agreement is amended by (a) replacing the words "by $5,000,000" in the second line thereof with the words "by an amount not to exceed $10,000,000," and (b) replacing the words "Closing Date" in the fifth line thereof with the words "Second Amendment Closing Date."

          Section 2.10 Revolving Commitment Fees. Section 2.8(b)(ii) of the Credit Agreement is amended in its entirety to read as follows:

               (ii) [INTENTIONALLY OMITTED.]

          Section 2.11 Letters of Credit. Section 2.11 of the Credit Agreement is amended by adding the word "Revolving" before the term "Commitments" wherever such term appears therein.

          Section 2.12 Use of Loan Proceeds. Section 2.19 of the Credit Agreement is amended in its entirety to read as follows:

               Section 2.19 Use of Loan Proceeds. The proceeds of the Advances shall be used (i) to finance the Vinny Testa's Acquisition, and the fees and expenses incurred in connection therewith, in accordance with the terms, and subject to the conditions, of the Purchase Agreement and the Second Amendment, (ii) for the development of new Restaurants, and (iii) for the Borrower's general business purposes, all in a manner not in conflict with any of the Borrower's covenants in this Agreement.

          Section 2.13 Optional Prepayment/Replacement of Banks. Section 2.26(a)(ii) of the Credit Agreement is amended in its entirety to read as follows:

               (ii) The Borrower may prepay in full all outstanding Obligations owed to such Affected Bank and terminate such Affected Bank's Commitments, in which case the Total Revolving Commitment Amount will be reduced by the amount of such Affected Bank's Revolving Commitment Amount and the Total Term Loan Commitment Amount will be reduced by the amount of such Affected Bank's Term Loan Commitment Amount. The Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Bank (including, in any case where such prepayment occurs as the result of a demand for payment of increased costs, such Affected Bank's increased costs for which it is entitled to reimbursement under this Credit Agreement through the date of such prepayment), and terminate such Affected Bank's obligations under the Commitments.

          Section 2.14 New Restaurants. Section 5.15 of the Credit Agreement is amended by adding the following exception to the end of such section:

          , and further, except that (i) Dedham K&L, Inc., which is not a Wholly-Owned Subsidiary, shall be permitted to hold the liquor license for the Vinny Testa's Restaurant operated in Dedham, Massachusetts; provided, that (x) the Borrower or BUCA Restaurants 3, Inc. shall have entered into a stock purchase agreement with Laura Bloom for the purchase of Laura Bloom's stock in Dedham K&L, Inc. that is substantially in the form of the stock purchase agreement for the Vinny Testa's Acquisition delivered to the Agent prior to the Second Amendment Closing Date, (y) the Equity Interests therein owned by the Borrower or any Subsidiary (which shall be certificated) have been pledged and delivered to the Agent pursuant to an amendment to the Pledge Agreement or a Pledge Agreement (Subsidiary), as applicable, and (z) Dedham K&L, Inc. shall hold such liquor license pursuant to the terms of a beverage concession agreement delivered to the Agent not later than ten (10) days after its execution that is substantially in the form of the beverage concession agreement delivered to the Agent prior to the Second Amendment Closing Date, and
          (ii) the Sellers, which are not Wholly-Owned Subsidiaries, shall be permitted to hold the liquor licenses for the other Vinny Testa's Restaurants pending issuance of such licenses to BUCA Restaurants 3, Inc.; provided that the Sellers shall hold such liquor licenses pursuant to the terms of management agreements delivered to the Agent within ten (10) days after their execution that are in substantially the form of the management agreement for the Vinny Testa's Acquisition delivered to the Agent prior to the Second Amendment Closing Date, and the Borrower shall have delivered to the Agent not later than six (6) months following the Second Amendment Closing Date either a copy of each such license showing that each such license has been issued to BUCA Restaurants 3, Inc. or written evidence of the Borrower's good faith efforts to cause each such license to be issued to BUCA Restaurants 3, Inc.

          Section 2.15 Deposit Accounts and Securities Accounts. Section 5.16 of the Credit Agreement is amended by (i) replacing the number "120" in the first and eighth lines of such with the number "30" and (ii) adding the words "Second Amendment" before the term "Closing Date" in the first line of such section.

          Section 2.16 Vinny Testa's Acquisition Documents. The Credit Agreement is amended by adding the following new Section 5.18 thereto:

               Section 5.18 Vinny Testa's Acquisition Documents. The Borrower shall deliver to the Agent (i) not more than ten (10) days after the Second Amendment Closing Date, a copy of each agreement, instrument, document, certificate and opinion delivered in connection with the Vinny Testa's Acquisition at the Closing of such Acquisition, certified as true and correct by the Secretary or Assistant Secretary of the Borrower, and (ii) not more than ten (10) days after receipt thereof, a copy of each agreement, instrument, document, certificate and opinion delivered in connection with the Vinny Testa's Acquisition after the closing of such acquisition, certified as true and correct by the Secretary or Assistant Secretary of the Borrower.

          Section 2.17 Subsidiaries. Section 6.5(a) of the Credit Agreement is amended by adding the following proviso to the end of the first sentence of such section: "; provided, however, that the Borrower shall be required to provide only five (5) days prior written notice with respect to the initial capitalization of BUCA Restaurants 3, Inc."

          Section 2.18 Capital Expenditures. Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

               Section 6.10 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an aggregate amount exceeding, on a consolidated basis, $45,000,000 in any Fiscal Year; provided that (i) the purchase price paid by the Borrower pursuant to the Purchase Agreement shall not be included when calculating Capital Expenditures for purposes of this Section 6.10 for Fiscal Year 2002, (ii) such amount shall be reduced to $30,000,000 for Fiscal Year 2002 until either (A) the Borrower raises an additional $25,000,000 in the aggregate of equity or Subordinated Debt, or (B) the Borrower has generated at least $14,000,000 in EBITDA for the first two fiscal quarters of Fiscal Year 2002, as reflected in the financial statements delivered by the Borrower pursuant to Section 5.1(d), (iii) such amount shall be reduced to $25,000,000 in the aggregate for each Fiscal Year commencing in Fiscal Year 2003 in the event that the Borrower has not raised, on or before March 31, 2003, an additional $25,000,000 in the aggregate of equity or Subordinated Debt, (iv) until an additional $25,000,000 in the aggregate of equity or Subordinated Debt has been raised by the Borrower, neither the Borrower nor any Subsidiary shall be permitted (Y) to make Capital Expenditures in an aggregate amount exceeding $12,000,000 during the fiscal quarter commencing December 30, 2002 and ending March 30, 2003, or (Z) to enter into any lease and/or pre-lease arrangements for any Restaurant with a scheduled opening after March 30, 2003 in the event such lease and/or pre-lease arrangement contains a cancellation, buyout, or minimum annualized rent payment provision valued, along with similar leases and arrangements for any other such Restaurant, in excess of $3,000,000 in the aggregate, and (v) all Capital Expenditures shall be invested in the development of new Restaurants or the maintenance of existing Restaurants or in the construction, acquisition, repair or maintenance of the Borrower's corporate headquarters.

          Section 2.19 Investments. Section 6.12(m) of the Credit Agreement is amended in its entirety to read as follows:

               (m) The Vinny Testa's Acquisition and any other acquisition of restaurants or entities that operate restaurants if (i) such other acquisition is made solely in consideration for the issuance of Equity Interests of the Borrower, and (ii) such restaurants are converted to Restaurants not later than one year following the closing date of such acquisition.

          Section 2.20 Financial Ratios. Sections 6.18, 6.19, 6.20 and 6.21 of the Credit Agreement are amended in their entireties to read as follows:

               Section 6.18 Interest/Operating Lease Payment Coverage Ratio. The Borrower will not permit the Interest/Operating Lease Payment Coverage Ratio as of the last day of any fiscal quarter to be less than 2.25 to 1.00, commencing with the fiscal quarter ending March 31, 2002.

               Section 6.19 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.25 to 1.00, commencing with the fiscal quarter ending March 31, 2002.

               Section 6.20 Cash Flow Leverage Ratio. The Borrower will not permit the Cash Flow Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25 to 1.00, commencing with the fiscal quarter ending March 31, 2002.

               Section 6.21 Net Worth. The Borrower will not permit its Net Worth as of the last day of any fiscal quarter to be less than the sum of (i) $125,000,000 plus (ii) fifty percent (50%) of the Borrower's net income as determined in accordance with GAAP for the fiscal quarter ending December 30, 2001 and for each fiscal quarter thereafter.

          Section 2.21 Annual Additional Restaurants. Section 6.24 of the Credit Agreement is amended by adding the following proviso to the end of such section: "provided; however, such limitation for Fiscal Year 2002 shall not include any Restaurants acquired by the Borrower in the Vinny Testa's Acquisition."

          Section 2.22 Limitations on Deposit Accounts and Securities Accounts.
     Section 6.25 of the Credit Agreement is amended by adding the following exception to the end of the first sentence of such section:

          , except that the Borrower shall have thirty (30) days following the Second Amendment Closing Date to deliver such a control agreement in respect of Account Number 1093392 established by the Borrower at First Bank of Sioux Falls (the "Sioux Falls Account") (provided that, in the event that the Borrower is unable to obtain such a control agreement within such 30-day period, the Borrower shall have an additional 120-day period in which to relocate the Sioux Falls Account to a securities intermediary which will enter into such a control agreement with respect to such relocated account and such securities intermediary).

     In addition, Section 6.25 of the Credit Agreement is amended by amending the parenthetical contained in the second sentence of such section in its entirety to read as follows:

          (other than (i) such accounts maintained with the Agent, (ii) such accounts for which "control agreements" must be maintained under
          Section 5.16 but with respect to which the time period for obtaining such "control agreements" or for relocating such accounts under
          Section 5.16 has not yet expired, and (iii) the Sioux Falls Account, so long as the time period for delivering a "control agreement" with respect to such account or for relocating such account under the first sentence of this section has not yet expired (collectively, the "Excluded Accounts)).

          Section 2.23 Payments and Collections. Section 8.10 of the Credit Agreement is amended by (i) adding the word "Revolving" before the word "Notes" in the first sentence of such section, and (ii) replacing the words "Revolving Percentages" with the words "Total Percentages" in subsection
     (b) of such section.

          Section 2.24 Exhibits to Credit Agreement.

               (a) A new Exhibit 1.1-4A, in the form of Exhibit 1.1-4A hereto, is hereby added to and made a part of the Credit Agreement as Exhibit 1.1-4A thereto.

               (b) Exhibit 5.1(e) to the Credit Agreement is amended in its entirety in the form of Exhibit 5.1(e) hereto, which is hereby made a part of the Credit Agreement as Exhibit 5.1(e) thereto.

          Section 2.25 Schedules. Each of Schedule 1.1, 1.1-1 and 1.1-2 is amended in its entirety in the form of Schedules 1.1, 1.1-1 and 1.1-2 hereto, respectively, each of which is hereby made a part of the Credit Agreement as Schedules 1.1, 1.1-1 and 1.1-2 thereto, respectively.

     Section 3 Conditions. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

          (a) This Amendment, duly executed by the Borrower, the Agent and the Banks.

          (b) A Term Note in the form attached hereto as Exhibit 1.1-4A drawn to the order of each Bank executed by a duly elected officer of the Borrower and dated the Second Amendment Closing Date.

          (c) An amended and restated Revolving Note drawn to the order of each Bank executed by a duly elected officer of the Borrower and dated the Second Amendment Closing Date.

          (d) A collateral assignment with respect to the Purchase Agreement, duly executed by the Borrower and each seller party thereto, in form and substance reasonably satisfactory to the Agent and its legal counsel.

          (e) The Security Agreement (Guarantor) and Guaranty, each executed by a duly authorized officer of BUCA Restaurants 3, Inc.

          (f) A UCC financing statement for BUCA Restaurants 3, Inc. filed with the applicable filing offices and post-filing UCC searches showing the

     Agent's first priority security interest (subject to Liens permitted by Section 6.14 of the Credit Agreement) in the personal property of BUCA Restaurants 3, Inc. covered by the Security Agreement (Guarantor).

          (g) Certificates representing all of the Borrower's or any Subsidiary's Equity Interests in each of BUCA Restaurants 3, Inc. and Dedham K&L, Inc., a Massachusetts corporation, together with a duly executed instrument of transfer or assignment in blank of said certificates.

          (h) An amendment to the Pledge Agreement in respect of BUCA Restaurants 3, Inc., executed by a duly authorized officer of the Borrower, and a Pledge Agreement (Subsidiary) in respect of Dedham K&L, Inc., executed by a duly authorized officer of BUCA Restaurants 3, Inc.

          (i) A UCC financing statement for BUCA Restaurants 3, Inc. and an amendment to the existing UCC financing statement for the Borrower, each filed with the applicable filing offices and post-filing UCC searches showing the Agent's first priority security interest (subject to Liens permitted by Section 6.14 of the Credit Agreement) in the collateral covered by the amendment to Pledge Agreement and Pledge Agreement (Subsidiary).

          (j) A true and accurate copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and the transactions contemplated by this Amendment, certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated August 28, 2001, 2001, and (ii) identifying each officer of the Borrower authorized to execute this Amendment, and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          (k) A certificate of the Secretary or Assistant Secretary of BUCA Restaurants 3, Inc. certifying as to the following:

               i. A true and correct copy of the corporate resolutions of such Guarantor authorizing the execution, delivery and performance of the Guaranty, Security Agreement (Guarantor) and Pledge Agreement (Subsidiary) and other agreements to which BUCA Restaurants 3, Inc. is a party contemplated hereby and thereby;

               ii. The incumbency, names, titles and signatures of the officers of BUCA Restaurants 3, Inc. authorized to execute the Guaranty, Security Agreement (Guarantor) and Pledge Agreement (Subsidiary); and

               iii. A true and accurate copy of the articles of incorporation and bylaws of BUCA Restaurants 3, Inc.

          (l) Certificates of the Secretary or Assistant Secretary of each of BUCA Restaurants, Inc. and BUCA Restaurants 2, Inc., certifying as to the following:

          i. A true and correct copy of the articles of incorporation of each such Guarantor, which shall reflect, with respect to BUCA Restaurants, Inc., the merger with BUCA (Indianapolis), Inc. and BUCA (Kentucky), Inc., and, with respect to BUCA Restaurants 2, Inc., the merger with BUCA (Eden Praire), Inc., BUCA (Gannon
               Road), Inc., BUCA (Lakeview Chicago), Inc., BUCA (Wheeling), Inc., BUCA (Encino), Inc., BUCA (Pasadena), Inc., BEPPO (DT San Francisco), Inc., BUCA (Campbell), Inc., and UNA Famiglia (Palo
               Alto), Inc.; and

          ii. No amendment to the bylaws of such Guarantor has been made since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of such Guarantor dated August 28, 2001.

          (m) A Certificate of Good Standing for the Borrower, BUCA Restaurants 3, Inc. and Dedham K&L, Inc., in the jurisdiction of its incorporation and in each State in which the character of the properties owned or leased by such party or the business conducted by such party makes qualification necessary, certified by the appropriate governmental officials of the date not more than 30 days prior to the Second Amendment Closing Date.

          (n) A reaffirmation of the Guaranty and Security Agreement (Guarantor) entered into by each Guarantor, duly executed by each Guarantor and in form and substance reasonably satisfactory to the Agent.

          (o) A copy of the fully executed Purchase Agreement and each exhibit and schedule thereto, certified as true and correct by the Secretary or Assistant Secretary of the Borrower.

          (p) A copy of the fully executed Stock Purchase Agreement between BUCA Restaurants 3, Inc. and Laura Bloom and each exhibit and schedule thereto, certified as true and correct by the Secretary or Assistant Secretary of BUCA Restaurants 3, Inc.

          (q) A copy of each opinion of counsel executed in connection with the Vinny Testa's Acquisition, addressed to the Agent or accompanied by a reliance letter or containing reliance provisions in form and substance reasonably satisfactory to the Agent specifying that the Agent may rely on such opinion of counsel.

          (r) The closing of the Vinny Testa's Acquisition shall have occurred (including, without limitation, the execution and delivery of each management agreement and the stock purchase agreement contemplated in the Purchase Agreement) and such closing shall have been consummated in accordance with the terms of the Purchase Agreement without waiver of any material (in the Agent's reasonable judgment) condition thereof and in accordance with all applicable material legal requirements, and (i) all necessary material (in the Agent's reasonable judgment) governmental, regulatory, creditor and shareholder consents approvals and exemptions required to be obtained by the Borrower in order to consummate the Vinny Testa's Acquisition shall have been duly obtained and be in full force and effect, including without limitation all consents from third parties to material agreements and contracts, (ii) all material (in the Agent's reasonable judgment) permits necessary for the operation of the Restaurants acquired by the Borrower from Vinny Testa's shall either have been obtained or the Borrower (or any Subsidiary) shall have the legal right to use or receive the benefit of such permits pending the issuance of such permits to the Borrower (or any Subsidiary), (iii) the execution and delivery of the Purchase Agreement and all other instruments or agreements entered into in connection with the Vinny Testa's Acquisition (the "Acquisition Documents") shall not, and the consummation of the Vinny Testa's Acquisition will not, violate any order, judgment or decree of any court or governmental body binding on the Borrower or, to the Borrower's knowledge, any other party to the Acquisition Documents, or result in a breach of, or constitute a default under, any material agreement, indenture or instrument to which the Borrower is a party or by which the Borrower is bound or, to the Borrower's knowledge, to which any other party to the Acquisition Documents is a party or by which any such other party is bound; (iv) no action, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened, to which the Borrower or, to the knowledge of the Borrower, any other party to the Acquisition Documents is party or is subject, or by which any of them or their properties are or may be bound, which is reasonably likely to have a material adverse effect on the Vinny Testa's Acquisition; and (v) no statement or representation made in the Acquisition Documents by the Borrower or, to the Borrower's knowledge, any other Person, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (s) UCC searches relating to the Vinny Testa's Acquisition in such jurisdictions as the Agent or the Banks may reasonably request, and bring-downs of the UCC searches for the Guarantors covering the period from the Closing Date to not earlier than 30 days prior to the Second Amendment Closing Date.

          (t) Consolidated pro forma financial statements of the Borrower and the Subsidiaries showing that, after giving effect to the Vinny Testa's Acquisition and all liabilities assumed with respect thereto, as if the same had occurred on the first day of the relevant fiscal period ending November 25, 2001, (i) the Borrower would have been in compliance with the covenants set forth in Sections 6.10, 6.16, 6.17, 6.18, 6.19, 6.20 and 6.21
     of the Credit Agreement had the amendments to such sections provided for in this Amendment been in effect with respect to and throughout such fiscal periods, and (ii) the Borrower can reasonably be expected to remain in compliance with such covenants through the Revolving Commitment Ending Date and to have sufficient cash liquidity to conduct its business and pay its debts and other liabilities as they become due.

          (u) Consolidated financial statements of the Borrower and the Subsidiaries, and of Vinny Testa's, for the fiscal year ended December 31, 2000, for the fiscal quarter ended September 30, 2001, and for the fiscal months ended October 28, 2001 and November 25, 2001, respectively, including without limitation balance sheets, income and cash flow statements prepared in conformity with GAAP and, with respect to the financial statements for the fiscal year ended December 31, 2000, audited by independent public accountants of recognized national standing, and such other financial information as the Agent may reasonably request.

          (v) No material adverse change since September 30, 2001 shall have occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole on a proforma basis after taking into effect the Vinny Testa's Acquisition, or in the facts and information regarding such entities as represented to the Agent or the Banks since September 30, 2001.

          (w) All Indebtedness of the Sellers for borrowed money existing as of the Second Amendment Closing Date, including without limitation all such Indebtedness acquired or otherwise assumed by the Borrower or any Subsidiary in connection with the Vinny Testa's Acquisition, shall be paid in full and all related Liens shall have been released on terms and conditions reasonably satisfactory to the Agent.

          (x) An opinion of counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Banks.

          (y) The Borrower shall have paid to the Agent and for the account of the Banks all fees and other invoiced amounts due and payable by the Borrower on or prior to the Second Amendment Closing Date, including the invoiced reasonable fees and expenses of counsel to the Agent.

          (z) The Borrower shall have satisfied such other conditions as reasonably specified by the Banks.

     Section 4 Representations; No Default.

          Section 4.1 General. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment and the Vinny Testa's Acquisition (a) all of the representations and warranties of the Borrower contained in the Credit Agreement and each Acquisition Document are true and correct in all respects, in the case of the Credit Agreement, and in all material respects, in the case of the Acquisition Documents, as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist no Default or Event of Default which has not been waived by the Banks. The Borrower represents and warrants that the Borrower has the corporate power and authority to enter into this Amendment and any other instrument or agreement to which it is a party contemplated hereby or relating hereto, and to consummate the Vinny Testa's Acquisition, and has duly authorized the execution and delivery of this Amendment, any such other instrument or agreement to which it is a party contemplated hereby or relating hereto, and each Acquisition Document to which it is a party by proper corporate action, and, except as set forth in Schedule 4.3 to the Credit Agreement, none of this Amendment, any such other instrument or agreement, any such Acquisition Document, the consummation of the Vinny Testa's Acquisition, or the agreements contained herein or therein contravene or constitute a default under (i) any agreement, instrument or indenture to which the Borrower is a party or a signatory, (ii) a provision of the Borrower's Articles of Incorporation or Bylaws, or (iii) to the best of the Borrower's knowledge, any requirement of law presently in effect and applicable to the Borrower (except in the case of clause (i) or (iii), above, where such contravention or default could not adversely affect the validity or enforceability of this Amendment, any such other instrument or agreement, or any such Acquisition Document, or constitute a Material Adverse Occurrence). The Borrower represents and warrants that, except as set forth in Schedule 4.3 to the Credit Agreement, no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or any other instrument or agreement to which it is a party contemplated hereby or relating hereto, the consummation by the Borrower of the Vinny Testa's Acquisition, or the performance of obligations of the Borrower herein or therein described, except for those which the Borrower has made or obtained and except where the failure to obtain such consent, approval or authorization or to make such registration or declaration could not adversely affect the validity or enforceability of this Amendment or any such other instrument or agreement, or constitute a Material Adverse Occurrence. The Borrower represents and warrants that this Amendment, any other instrument or agreement to which it is a party contemplated hereby or relating hereto, and each Acquisition Document to which it is a party are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to general principles of equity. The Borrower warrants that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks as to any obligations of the Borrower to the Banks.

          Section 4.2 Liquor Licenses. The Borrower represents and warrants to the Agent and the Banks that as of the Second Amendment Closing Date after giving effect to the Vinny Testa's Acquisition, Schedule 4.20 attached hereto sets forth a list of each Liquor License Entity (or other entity or individual permitted by Section 5.15 of the Credit Agreement) holding the liquor license for a Restaurant, its jurisdiction of organization, the Restaurant at which such liquor license entity operates the bar or for which it holds the liquor license, the date of issuance of, and the entity issuing, such liquor license, and the outstanding principal amount of any loan made by the Borrower or any Subsidiary to such Liquor License Entity. As of Second Amendment Closing Date after giving effect to the Vinny Testa's Acquisition, the Borrower further represents and warrants that (i) the liquor license for each Restaurant acquired by the Borrower pursuant to the Vinny Testa's Acquisition is held by a Seller or Dedham K&L, Inc., (ii) each Seller holding such liquor license holds such liquor license pursuant to a management agreement in substantially the form of the management agreement for the Vinny Testa's Acquisition delivered to the Agent prior to the Second Amendment Closing Date, (iii) the liquor laws of the state, county or municipality in which a Restaurant, the liquor license for which is held by a Seller, is located (A) permit such Seller to hold the liquor license for such Restaurant, and (B) do not require such Seller to operate the bar at such Restaurant, (iv) the liquor laws applicable to the Restaurant located in Dedham, Massachusetts do not require that the holder of the liquor license, Dedham K&L, Inc., operate the bar at such Restaurant, (v) the bar at the Restaurant located in Dedham, Massachusetts is operated by the Borrower or a Subsidiary pursuant to a beverage concession agreement in substantially the form of the beverage concession agreement for the Vinny Testa's Acquisition delivered to the Agent prior to the Second Amendment Closing Date, and the Borrower or a Subsidiary has, pursuant to a stockholder agreement in substantially the form of the stockholder agreement for the Vinny Testa's Acquisition delivered to the Agent prior to the Second Amendment Closing Date, sole approval rights on behalf of Dedham K&L, Inc. with respect to any approvals required to be given by Dedham K&L, Inc. pursuant to such beverage concession agreement, and (vi) each liquor license held by a Seller is currently in the process of being transferred to a Wholly-Owned Subsidiary or Liquor License Entity.

          Section 4.3 Capitalization of Borrower and Subsidiaries. The Borrower represents and warrants to the Agent and the Banks that Schedule 4.21 attached hereto sets forth, as of the Second Amendment Closing Date:

               (a) for the Borrower, its jurisdiction of organization,

               (b) a list of all Subsidiaries of the Borrower and, as applicable, the number and percentage of the authorized, issued and outstanding Equity Interests owned beneficially or of record by the Borrower or any such Subsidiary therein, and the jurisdiction of organization of that Subsidiary.

     The Borrower represents and warrants to the Agent and the Banks that as of the Second Amendment Closing Date, all of the outstanding capital stock of the Borrower will be validly issued, fully paid and nonassessable, and all of the outstanding Equity Interests of the Subsidiaries will be validly issued, fully paid and nonassessable, and will be owned beneficially and of record directly as set forth on Schedule 4.21, subject to no Liens other than Liens in favor of the Agent, for itself and the benefit of the Banks, and the restrictions set forth in Schedule 4.21. The Borrower further represents and warrants to the Agent and the Banks that, except as reflected on Schedule 4.21, as of the Second Amendment Closing Date, none of the Subsidiaries has outstanding any capital stock appreciation or phantom capital stock rights or plans or other similar rights with respect to its Equity Interests, or is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests. The Borrower further represents and warrants to the Agent and the Banks that, except as set forth on Schedule 4.21, there are no statutory or contractual preemptive rights or rights of first offer or refusal with respect to the Equity Interests of any of the Subsidiaries. The Borrower further represents and warrants to the Agent and the Banks that neither the Borrower nor any of the Subsidiaries has violated in any material respect any applicable securities laws in connection with the offer, sale or issuance of any of its respective Equity Interests.

          Section 4.4 Restaurant Locations. The Borrower represents and warrants to the Agent and the Banks that Schedule 4.23 attached hereto identifies, as of the Second Amendment Closing Date after giving effect to the Vinny Testa's Acquisition, the location of each Restaurant owned or operated by the Borrower or any Subsidiary and (i) if such Restaurant (or the real property on which such Restaurant is located) is not owned by the Borrower or a Subsidiary, describes the lease pursuant to which the Borrower or its Subsidiary leases or operates such Restaurant and identifies the name and address of the lessor under each such lease, or (ii) if such Restaurant (or the real property on which such Restaurant is located) is owned by the Borrower or a Subsidiary, identifies whether any mortgage or deed of trust in respect of such Restaurant (or real property) has been granted by the Borrower or a Subsidiary and, if so, describes such mortgage or deed of trust and the amounts secured thereby, and identifies the name and address of the mortgagee or other beneficiary under such mortgage or deed of trust. The Borrower represents and warrants to the Agent and the Banks that as of the Second Amendment Closing Date, except as set forth on Schedule 4.23, each indenture, loan or credit agreement or any other "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K promulgated by the securities and exchange commission) to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of the Borrower's or any Subsidiary's properties may be bound (other than the Acquisition Documents) has been disclosed in, and a copy has been included with, a report or registration statement filed by Borrower with the Securities and Exchange Commission, pursuant to the requirements of the Securities Act or the Exchange Ac, or any successor law, and regulations and rules issued pursuant to the Securities Act or Exchange Act or any successor law thereto.

     Section 5 Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Banks and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Banks that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Banks under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

     Section 6 Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

     Section 7 Severability. Whenever possible, each provision of this Amendment and any other instrument or agreement contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the laws of the State of Illinois, but, if any provision of this Amendment or any other instrument or agreement contemplated hereby or relating hereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other instrument or agreement contemplated hereby or relating hereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

     Section 8 Successors. This Amendment shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Banks and the successors and assigns of the Banks.

     Section 9 Legal Expenses. The Borrower agrees to reimburse the Banks, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment and the Credit Agreement, and to pay and save the Banks harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

     Section 10 Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 11 Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

     Section 12 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:                                BUCA, INC.

                                         By    /s/ Greg A. Gadel
                                               --------------------------------
                                         Title CFO
                                               --------------------------------


BANKS:                                   BANK OF AMERICA, N.A.,
                                         as the Agent

                                         By    /s/ David A. Johanson
                                               --------------------------------
                                         Title Vice President
                                               --------------------------------

                                         BANK OF AMERICA, N.A.,
                                         as a Bank

                                         By    /s/ William S. Richards, Jr.
                                               --------------------------------
                                         Title Senior Vice President
                                               --------------------------------

                                         FLEET NATIONAL BANK,
                                         as Documentation Agent and as a Bank

                                         By    /s/ Lori H. Jou
                                               --------------------------------
                                         Title Vice President
                                               --------------------------------

                                         BRANCH BANKING AND TRUST COMPANY,
                                         as a Bank

                                         By    /s/Cory Boyte
                                               --------------------------------
                                         Title Senior Vice President
                                               --------------------------------


                                      S-1